Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Baseline Oil & Gas Corp.

      We consent to the inclusion in the foregoing Post-Effective Amendment No. 4 to Registration Statement on Form SB-2 of Baseline Oil & Gas Corp. of (i) our report, dated April 12, 2007, relating to the balance sheet of Baseline Oil & Gas Corp. ("Baseline") as of December 31, 2006, and the related statements of expenses, cash flows and changes in stockholders' equity (deficit)for the two year period then ended and for the period from June 29, 2004 (Inception) through December 31, 2006; (ii) our report dated April 9, 2007, relating to the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties ("Statex Properties") Purchased from Statex Petroleum I, L.P. and Charles W. Gleason, L.P. for the years ended December 31, 2006 and 2005; and
(iii) our report dated August 31, 2007, relating to the Statements of Combined Revenues and Direct Operating Expenses of the Oil and Gas Properties ("DSX Properties") Purchased from DSX Energy Limited L.L.P. for the years ended December 31, 2006 and 2005. We also consent to the reference to our firm under the caption "Experts".


/s/ Malone & Bailey, PC
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Malone & Bailey, PC

Houston, Texas
September 20, 2007